Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT AND CONSENT TO CREDIT AND GUARANTY AGREEMENT

This FIRST AMENDMENT AND CONSENT TO CREDIT AND GUARANTY AGREEMENT, dated as of October 23, 2025 (this “Amendment and Consent”), is entered into by and among (a) Gran Tierra Energy Colombia GmbH, a limited liability company organized under the laws of Switzerland, with registration number CHE-494.670.463 and corporate seat in Luzern, Switzerland (registered address: Pilatusstrasse 41, 6003 Luzern), as borrower (the “Borrower”), (b) each of the Guarantors (including the Parent) party hereto (the “Guarantors” and jointly with the Borrower (but excluding the Parent), the “Loan Parties”), (c) each of the Lenders party hereto, and (d) GLAS USA LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, GLAS Americas LLC, in its capacity as collateral agent and JPMorgan Chase Bank, N.A., in its capacity as calculation agent entered into that certain Credit and Guaranty Agreement dated as of April 16, 2025 (the “Credit Agreement”), pursuant to which the Lenders agree to advance, from time to time, certain Loans to the Borrower;

WHEREAS, the Borrower as seller, and Trafigura PTE Ltd (“Trafigura”), as buyer intend to enter into a crude oil prepayment agreement pursuant to which the Borrower will sell to Trafigura, and Trafigura will purchase from the Borrower crude oil (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Trafigura Prepayment Agreement”);

WHEREAS, the Borrower has agreed to a covenant in the Trafigura Prepayment Agreement restricting its ability to grant a Lien over or enter into further crude prepayment agreements with respect to its Oil and Gas Properties located in Ecuador (such restriction, the “Trafigura Restriction”);

WHEREAS, the Trafigura Restriction constitutes a “Lien” that is not permitted under the Credit Agreement;

WHEREAS, pursuant to Sections 6.02 and 6.09 of the Credit Agreement, the Loan Parties are restricted from granting certain Liens and entering into certain restrictive agreements, including the Trafigura Restriction, other than as specifically permitted by the terms of the Credit Agreement;

WHEREAS, the Borrower has requested the Lenders to (a) authorize the Borrower to agree to the Trafigura Restriction and (b) amend certain provisions of the Credit Agreement as set forth in this Agreement;

WHEREAS, (a) the Required Lenders are willing to provide the consent set forth hereunder and (b) the Required Lenders are willing to amend the Credit Agreement, in each case, subject to the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 10.02 of the Credit Agreement, the terms of the Credit Agreement may be amended with the written consent of the Loan Parties and the Required Lenders.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.           Interpretative Provisions and Defined Terms. Unless otherwise indicated herein, the defined terms and the rules of construction specified in Section 1.01 and Section 1.02 of the Credit Agreement shall apply to this Amendment and Consent, mutatis mutandis.

SECTION 2.           Consent. The Required Lenders hereby consent to entry by the Borrower into the Trafigura Prepayment Agreement insofar as it contains (a) the Trafigura Restriction, which constitutes a Lien to be granted by the Borrower that would otherwise be prohibited by Section 6.02 of the Credit Agreement, and (b) restrictive covenants applicable to the Borrower that would otherwise be prohibited by clauses (a) and (b) of Section 6.09 of the Credit Agreement.

SECTION 3.           Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the parties hereto agree as follows:

(a)           to amend the recitals of the Credit Agreement as follows:

“WHEREAS, the Borrower has requested the Lenders to make available to the Borrower certain Loans from time to time in aggregate principal amount up to, but not exceeding, US$60,000,000;”

(b)           to amend Section 1.01 of the Credit Agreement by replacing the definition of “Borrowing Base” in its entirety with the following:

““Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.01(b). As of the First Amendment Effective Date, the Borrowing Base is US$60,000,000.”

(c)           to amend Section 1.01 of the Credit Agreement by replacing the definition of “Commitment” in its entirety with the following:

““Commitment” means, with respect to each Lender, the amount set forth on Schedule I opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record, pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.06 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04(a). The total aggregate amount of all Lenders’ Commitments as of the First Amendment Effective Date is US$60,000,000.”

(d)           to amend Section 1.01 of the Credit Agreement by replacing the definition of “Initial Scheduled Redetermination Date” in its entirety with the following:

““Initial Scheduled Redetermination Date” means the date of the first scheduled redetermination of the Borrowing Base, which shall occur on or about April 1, 2026.”

(e)           to amend Section 1.01 of the Credit Agreement by replacing the definition of “Consolidated Net Debt to Consolidated Adjusted EBITDA Ratio” in its entirety with the following:

““Consolidated Net Debt to Consolidated Adjusted EBITDA Ratio” shall mean as of the last day of each fiscal quarter: (1)(i) Consolidated Total Indebtedness as of such date plus (ii) any amounts accounted for as “deferred revenues” or similar line item in the financial statements of the Parent most recently delivered pursuant to Section 5.01 in connection with the Trafigura Prepayment Agreement and any Relevant Prepayment Agreement minus (iii) the cash and cash equivalents of the Parent and its Subsidiaries as of such date; divided by (2) Consolidated Adjusted EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements of the Parent have been delivered to the Administrative Agent pursuant to Section 5.01.”

(f)           to amend Section 1.01 of the Credit Agreement by adding the following definitions:

““First Amendment Effective Date” means October 23, 2025.”

““Longstop Date” means January 22, 2026.”

““Prepayment Agreement” means any agreement whereby a Loan Party agrees to make or take delivery of hydrocarbons at one or more future dates in exchange for one or more advance payments of a specified price.”

““Relevant Prepayment Agreements” means any Prepayment Agreement entered into by any Loan Party from time to time (a) with total payments due to such Loan Party in an amount exceeding US$20,000,000 or (b) that has a duration of more than sixty (60) days.”

““Trafigura Prepayment Agreement” means that certain Prepayment Agreement entered into between the Borrower as seller, and Trafigura PTE Ltd, as buyer at any time after the First Amendment Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.14.”

(g)           to amend Section 2.01(b)(i) of the Credit Agreement by replacing it in its entirety with the following:

“(i)          Amount. For the period from and including the First Amendment Effective Date to but not including the Initial Scheduled Redetermination Date, the amount of the Borrowing Base shall be US$60,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to Interim Redeterminations pursuant to Section 2.01(b)(v) and other adjustments pursuant to Section 2.01(b)(vi).”

(h)           to amend Section 2.01(b)(v)(A) of the Credit Agreement by replacing it in its entirety with the following:

“(A)        The Borrower may, at its option, one (1) time between any two (2) successive Scheduled Redeterminations, initiate an Interim Redetermination of the Borrowing Base. In addition, the Borrower may, at its option, in connection with any acquisition (or any series of acquisitions occurring since the most recent redetermination of the Borrowing Base) by the Borrower or any other Loan Party or any of their respective Subsidiaries of Oil and Gas Properties having a purchase price, either individually or in the aggregate, equal to or greater than five percent (5.0%) of the then current Borrowing Base, initiate one (1) additional Interim Redetermination of the Borrowing Base. If the aggregate principal amount of all outstanding Loans is greater than (x) prior to the Longstop Date US$25,000,000 or (y) on or after the Longstop Date US$20,000,000, the Calculation Agent (at the direction of the Required Lenders) may one (1) time between any two (2) successive Scheduled Redeterminations, initiate an Interim Redetermination of the Borrowing Base.

(i)            to amend Section 5.20 of the Credit Agreement by replacing it in its entirety with the following:

“Section 5.20 Hedging Requirement. If following the Borrowing of any Loans (the date of such Borrowing, the “Specified Borrowing Date”), the aggregate principal amount of all outstanding Loans is greater than (x) prior to the Longstop Date US$25,000,000 or (y) on or after the Longstop Date US$20,000,000, the Borrower (and, in the case of clause (b), each Loan Party) shall, no later than ten (10) Business Days after the Specified Borrowing Date (the “Hedging Requirement Date”), be required to:

(a)           implement and comply in all respects with the Hedging Requirement as described in Schedule VI and after the Hedging Requirement has been met, promptly deliver to the Administrative Agent, evidence that such Hedging Requirement has been implemented and

(b)          to the extent required to comply with the Hedging Requirement, execute, and cause the Guarantors to execute, the Intercreditor Agreement;

provided that, at any time on which the aggregate principal amount of all outstanding Loans is equal to or lesser than US$25,000,000 if such determination is made prior to the Longstop Date (or US$20,000,000 if such determination is made on or after the Longstop Date) (including if the aggregate principal amount of all outstanding Loans is equal to less than US$25,000,000 (if such determination is made prior to the Longstop Date (or US$20,000,000 if such determination is made on or after the Longstop Date)) prior to the applicable Hedging Requirement Date), the Borrower shall not be required to implement or comply with the Hedging Requirement.”

(j)            to amend Section 2.08(b) of the Credit Agreement by adding a new clause (iii) as follows:

“(iii)         Reduction of Loans. The Borrower shall, on the earlier of (x) the date of the first disbursement under the Trafigura Prepayment Agreement and (y) the Longstop Date, prepay the Loans in an amount required to reduce the aggregate outstanding principal amount of the Loans (after effecting such prepayment) to no more than US$20,000,000.”

(k)           to amend Section 6.01 of the Credit Agreement by deleting clause (p) in its entirety and replacing it with the word “[Reserved]”.

(l)            to include a new Section 6.14 of the Credit Agreement as follows:

“Section 6.14 Limitation on Amendment of Trafigura Prepayment Agreement. None of the Loan Parties nor any of its Subsidiaries shall waive, amend, supplement or modify the Trafigura Prepayment Agreement in any manner materially adverse to the Lenders.”

(m)          to include a new Section 6.15 of the Credit Agreement as follows:

“Section 6.15 Relevant Prepayment Agreements. Each of the Loan Parties shall not, and shall not permit any of their Subsidiaries to, enter into any Relevant Prepayment Agreements; provided that the Trafigura Prepayment Agreement shall be permitted.”

(n)           to amend Schedule I of the Credit Agreement by replacing it in its entirety with Annex A.

(o)           to amend Annex 1 to Exhibit I of the Credit Agreement by replacing it in its entirety with Annex B.

SECTION 4.           Conditions to Effectiveness of this Amendment and Consent. This Amendment and Consent shall become effective (the “Amendment Effective Date”) once each of the following conditions has been satisfied or waived by the Administrative Agent (acting at the instructions of the Required Lenders):

(a)           Amendment. The Administrative Agent shall have received counterparts of this Amendment and Consent duly executed by each of the parties hereto;

(b)           Representations and Warranties. Each of the representations and warranties of the Loan Parties and the Parent set forth in Article 3 of the Credit Agreement qualified as to materiality or by reference to the existence of a Material Adverse Effect, shall be true and correct to the extent of such qualification on and as of the Amendment Effective Date, and each of the representations and warranties set forth in Article 3 of the Credit Agreement not so qualified shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality or by reference to the existence of a Material Adverse Effect) as of such earlier date.

(c)           No Default. Before and after giving effect to this Amendment and Consent, no Default or Event of Default shall have occurred and be continuing.

(d)           Expenses Reimbursement. The Borrower shall have paid all expenses required to be paid by the Borrower under Section 10.03(a) of the Credit Agreement in connection with this Amendment and Consent.

SECTION 5.           Reaffirmation. Each Loan Party and the Parent by executing this Amendment and Consent (a) acknowledges and consents to all the terms and conditions of this Amendment and Consent, (b) affirms its obligations under the Credit Agreement (including any obligation set forth in Article 9 of the Credit Agreement) and each other Loan Document and (c) agrees that this Amendment and Consent and all documents executed in connection herewith does not operate to reduce or discharge such Loan Party’s or the Parent’s obligations under the Loan Documents.

SECTION 6.           Miscellaneous.

(a)            No Waiver; Status of Loan Documents.

(i)            This Amendment and Consent shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly amended or supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and Consent and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law. Nothing in this Amendment and Consent shall constitute a novation of any of the Loan Parties’ or the Parent’s obligations under the Credit Agreement or any other Loan Document.

(ii)           Any reference in any Loan Document, or in any agreement, document or instrument contemplated thereby, to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and Consent.

(iii)         This Amendment and Consent constitutes a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

(iv)         This Amendment and Consent, together with the Credit Agreement and the other Loan Documents, represents the complete agreement of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

(b)           Counterparts. This Amendment and Consent may be executed by one or more of the parties to this Amendment and Consent on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment and Consent by email in portable document format (.pdf) or facsimile (with acknowledgment of receipt) will be effective as delivery of a manually executed counterpart of this Amendment and Consent.

(c)           Governing Law. This Amendment and Consent and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and Consent and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York. The parties hereto agree that Sections 10.09(a), 10.09(b), 10.09(c) and 10.10 of the Credit Agreement shall apply mutatis mutandis to this Amendment and Consent

(d)           Severability. Any provision of this Amendment and Consent that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)           The Administrative Agent. The Required Lenders hereby instruct the Administrative Agent to enter into this Amendment and Consent. The parties to this Amendment and Consent confirm that the rights, powers, protections, indemnities and immunities of the Administrative Agent set forth in the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) shall apply to the Administrative Agent in its capacity hereunder and such rights, powers, protections, indemnities and immunities are incorporated and made part of this Amendment and Consent as if fully set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Consent as of the date first written above.

GRAN TIERRA ENERGY COLOMBIA GMBH, as Borrower

By:	/s/ Pedro Zutara
	Name:	Pedro Ernesto Zutara
	Title:	Managing Director

Signature Page

Gran Tierra—First Amendment and Consent to Credit and Guaranty Agreement

GRAN TIERRA ENERGY INC., as Guarantor

By:	/s/ Ryan Ellson
	Name:	Ryan Ellson
	Title:	Executive Vice President and Chief Financial Officer

GRAN TIERRA ENERGY CI GMBH, as Guarantor

By:	/s/ Pedro Zutara
	Name:	Pedro Ernesto Zutara
	Title:	Managing Director

GRAN TIERRA OPERATIONS COLOMBIA GMBH, as Guarantor

By:	/s/ Pedro Zutara
	Name:	Pedro Ernesto Zutara
	Title:	Managing Director

Signature Page

Gran Tierra—First Amendment and Consent to Credit and Guaranty Agreement

GLAS USA LLC, as Administrative Agent

By:	/s/ Tarik Johnson
	Name:	Tarik Johnson
	Title:	Assistant Vice President

Signature Page

Gran Tierra—First Amendment and Consent to Credit and Guaranty Agreement

BANCOLOMBIA (PANAMÁ) S.A., as Lender

By:	/s/ Victor Vilaquirán Idrobo
	Name:	Victor Vilaquirán Idrobo
	Title:	General Manager

Signature Page

Gran Tierra—First Amendment and Consent to Credit and Guaranty Agreement

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Christophe Vohmann
	Name:	Christophe Vohmann
	Title:	Managing Director

Signature Page

Gran Tierra—First Amendment and Consent to Credit and Guaranty Agreement

TRAFIGURA PTE LTD., as Lender

By:	/s/ Matthiew Milandri, /s/ Javier Montero
	Name:	Matthiew Milandri, Javier Montero
	Title:	Authorized Signatories

Signature Page

Gran Tierra—First Amendment and Consent to Credit and Guaranty Agreement